ADDvantage Technologies Announces Wireless Segment Management Change

Farmers Branch, Texas, February 27, 2020 – ADDvantage Technologies Group, Inc. (NASDAQ: AEY) (“ADDvantage Technologies” or the “Company”) today named Jimmy Taylor the Interim President of the ADDvantage Wireless Services segment, replacing Colby Empey. Colby had been leading Fulton Technologies prior to the Company’s asset acquisition in January 2019 and for more than a year under the Company’s ownership.

“We appreciate Colby’s energy and leadership at Fulton as he helped to integrate Fulton into our Company after the acquisition and stabilized the business,” said CEO Joe Hart. “We wish him luck in his future endeavors in the industry. At the same time, we need to make strategic changes at Fulton to be ready to take advantage of the growth and opportunities that will come from the advent of 5G now that the Sprint-T-Mobile merger has been approved and Dish Wireless plans its debut as the fourth major carrier in the US market. Jimmy Taylor is someone that I have worked with in past assignments and is well connected in the wireless industry, especially in site development.”

Mr. Taylor is a 35-year veteran of the wireless infrastructure and telecommunications industries.  He has extensive experience in both operational leadership and business development, creating a solid foundation for process improvement as well as organic and transactional growth. Mr. Taylor has held multiple senior leadership roles, especially in site development and deployment. He started his career at Houston Cellular and PrimeCo PCS and then joined Crown Castle International, one of the world’s largest tower asset management companies. He was the Regional VP of Southwest Operations for Crown Castle for almost 10 years, where he was responsible for site development, deployment and leasing operations. He was VP of Site Development at Goodman Networks and President of the Teltech Group and Cotton Telecom. His robust experience and contacts in the wireless infrastructure services industry will help Fulton reach its full potential as the industry prepares for significant growth related to 5G.  Mr. Taylor is a graduate of The University of Texas.

About ADDvantage Technologies Group, Inc.
ADDvantage Technologies Group, Inc. (Nasdaq: AEY) is a communications infrastructure services and equipment provider operating a diversified group of companies through its Wireless Infrastructure Services and Telecommunications segments. Through its Wireless segment, Fulton Technologies provides turn-key wireless infrastructure services including the installation, modification and upgrading of equipment on communication towers and small cell sites for wireless carriers, national integrators, tower owners and major equipment manufacturers. Through its Telecommunications segment, Nave Communications and Triton Datacom sell equipment and hardware used to acquire, distribute, and protect the communications signals carried on fiber optic, coaxial cable and wireless distribution systems. The Telecommunications segment also offers repair services focused on telecommunication equipment and recycling surplus and related obsolete telecommunications equipment.

ADDvantage operates through its subsidiaries, Fulton Technologies, Nave Communications, and Triton Datacom. For more information, please visit the corporate web site at www.addvantagetechnologies.com.

Cautions Regarding Forward-Looking Statements
The information in this announcement may include forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements. These statements are subject to risks and uncertainties, which could cause actual results and developments to differ materially from these statements. A complete discussion of these risks and uncertainties is contained in the Company’s reports and documents filed from time to time with the Securities and Exchange Commission.

For further information:
Hayden IR
Brett Maas
(646) 536-7331
aey@haydenir.com